Exhibit Index

1.2       Resolution of the Board of Directors of American Enterprise Life.

9.        Opinion of counsel.

10.       Consent of Independent Auditors

11.       Financial Statement Schedules and Report of Independent Auditors

14.       Financial Data Schedules